EXHIBIT 3.1

                           ARTICLES OF INCORPORATION
                                       OF
                           DIMENSION INDUSTRIES, INC.

     We, the undersigned natural persons over the age of 21 years, acting as incorporators of a corporation under the Nevada Business Corporation Law, adopt the following Articles of Incorporation for such corporation.

                                   ARTICLE I
                                      NAME

     The name of the Corporation is DIMENSION INDUSTRIES, INC.

                                   ARTICLE II
                                    DURATION

     The Corporation shall continue in existence perpetually unless dissolved accordingly to law.

                                  ARTICLE III
                                    PURPOSES

     The Corporation shall have unlimited power to conduct any and all lawful businesses not contrary to these Articles of Incorporation and/or the laws of the State of Nevada.

                                   ARTICLE IV
                                 CAPITALIZATION

     4.01. AUTHORIZED SHARES. The aggregate number of shares which the Corporation shall have authority to issue is Fifteen Million (15,000,000) divided into two (2) classes: Common Stock and Preferred Stock.

     COMMON STOCK. the number of shares of Common Stock which the Corporation shall have authority to issue is Twelve Million Five Hundred Thousand (12,500,000) shares, with par value of $0.001 per share.

     PREFERRED STOCK. The number of shares of Preferred Stock which the Corporation shall have the authority to issue is Two Million Five Hundred Thousand (2,500,000) shares, with par value of $0.001 per share.

     4.02. VOTING. The holders of shares of each class designated as Common Stock and Preferred Stock shall have the right to one (1) vote per share on all issues.

     4.03. SERIES OF PREFERRED STOCK. The Board of Directors shall have authority to divide any or all of the Preferred Stock into series, each of which series to be so designated as to distinguish the shares thereof from any other series and classes, and within the limitations set forth in the Nevada Business Corporations Act and in these Articles of Incorporation, to fix and determine the relative rights and preferences of the shares of any series so established including, without limitation, entitlement to cumulative, non-cumulative of partially cumulative dividends.

     4.04. DIVIDENDS ON PREFERRED STOCK. The shares of that class designated as Preferred Stock shall be entitled to the payment of a dividend fixed and determined by the Board of Directors for any year or other
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                                       2

period, and to the payment of any unpaid cumulative or partially cumulative dividend, before any dividend for such year or other period shall be paid upon the shares of any other class.

                                   ARTICLE V
                             AMENDMENTS TO ARTICLES

     These Articles may be amended at any time at an annual or special meeting of the Shareholders in which notice of the purpose to amend the Articles of Incorporation is set forth and these Articles may be amended only upon the vote to Shareholders owning not less than a majority of all shares entitled to vote upon any matter submitted to a vote at a meeting of Shareholders.

                                   ARTICLE VI
                                    BY-LAWS

     Provision for the regulation of the internal affairs of the Corporation shall be set forth in the By-Laws, which shall be adopted by majority vote of the Board of Directors and which may be amended, repealed or restated by majority vote of the Board of Directors.

                                  ARTICLE VII
                          DENIAL OF PRE-EMPTIVE RIGHTS

     No Shareholder shall be entitled, as a matter of right, to subscribe for, purchase or receive any shares of stock or any rights or options of the Corporation which it may issue or sell, whether out of the number of shares authorized by these Articles of Incorporation, or by amendment thereof, or out of the shares of the stock of the Corporation acquired by it after the issuance thereof, nor shall any Shareholder be entitled, as a matter of right, to subscribe for, purchase or receive any bonds, debentures or other securities which the Corporation may issue or sell that shall be convertible into or exchangeable for stock or to which shall be attached or appertain to any warrant or warrants or other instrument or instruments that shall confer upon the holder or owner of such obligations the right to subscribe for, purchase or receive from the Corporation any shares of its authorized capital stock; but all such additional issues of stock, rights and options or of bonds, debentures or other securities convertible into or exchangeable for stock or to which warrants shall be attached or appertain or which shall confer upon the holder the right to subscribe for, purchase or receive any shares of stock, may be issued, optioned for or sold or disposed of by the Corporation pursuant to resolution of its Board of Directors to such persons, firms or corporations and upon such terms as may be lawful and may to such Board of Directors seem proper and advisable, without first offering such stock or securities or any part thereof to the Shareholders. The acceptance of stock in the Corporation shall be a waiver of any preemptive rights or preferential rights which, in the absence of this provision might otherwise be asserted by Shareholders of the Corporation or any of them.

                                  ARTICLE VIII
                        PROHIBITION OF CUMULATIVE VOTING

     At each election for Directors, every Shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has the right to vote, but it is expressly prohibited for any Shareholder to cumulate his votes by giving one candidate as many votes as the number of such Directors multiplied by his shares shall equal, or by distributing such votes on such principle among any number of such candidates.
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                                       3

                                   ARTICLE IX
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by this corporation against expenses reasonably incurred by him or imposed on him in connection with or resulting from the defense of such action, suit or other proceeding, and in connection with or resulting from any appeal therein, provided that in the context of such action, suit or proceeding he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. As used herein, the term "expense" shall mean and include all obligations incurred by such person for the payment of money, including without limitation, attorney's fees reasonably incurred, judgments, awards, fines, penalties and amounts paid in satisfaction of judgment or reasonably paid in settlement of any such action, suit or proceeding.

                                   ARTICLE X
                 OFFICERS, DIRECTORS AND STOCKHOLDERS CONTRACTS

     A contract or other transaction with the corporation may be permitted regardless of the fact that an officer, director or stockholder of this company is financially interested in, or may be interested in, such transaction. No contract, act or other transaction of this corporation with any person, firm or corporation shall be affected by the fact that an officer, director or stockholder of this corporation (a) is a party to, or is interested in, such contract, act or transaction, or (b) is in some way connected with such person, firm or corporation. Each person who is now or may become an officer, director or stockholder of this corporation is hereby relieved from any liability that he might otherwise incur in the event such officer, director or stockholder contracts with the corporation, provided said officer, director or stockholder acts in good faith.

                                   ARTICLE XI
                     PRINCIPAL OFFICE AND REGISTERED AGENT

     The initial principal office of the corporation shall be located in Washoe County, State of Nevada, at the following address:

        The Corporation Trust Company of Nevada
        1 East 1st Street
        Reno, Nevada 89501

The name of the initial registered agent at the principal office is: The Corporation Trust Company of Nevada.
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                                       4

                                  ARTICLE XII
                                   DIRECTORS

     The number of directors constituting the initial Board of Directors of the Corporation shall be three (3) provided, however, that the Shareholders, in the By-Laws or by amendment thereto, may increase the number of directors to nine
(9). The names and addresses of the persons who are to serve as the initial directors until the first annual meeting of Shareholders or until their successors are duly elected and shall qualify are:

                NAME
-------------------------------------
Douglas Brown........................ 604 South 1300 East
                                     Salt Lake City, Utah 84102
Barbara K. Brown..................... 604 South 1300 East
                                     Salt Lake City, Utah 84102
L. Benson Mabey...................... 376 East 400 South, Suite 300
                                     Salt Lake City, Utah 84111

                                  ARTICLE XIII
                                 INCORPORATORS

     The name and address of each incorporator is:

                NAME
-------------------------------------
                                        604 South 1300 East
Douglas Brown                           Salt Lake City, Utah 84102
                                        604 South 1300 East
Barbara K. Brown                        Salt Lake City, Utah 84102
                                        376 East 400 South, Suite 300
L. Benson Mabey                         Salt Lake City, Utah 84111

     DATED this 20th day of May, 1987.

                                                      DOUGLAS BROWN
                                                      Douglas Brown

                                                     BARBARA K. BROWN
                                                     Barbara K. Brown

                                                     L. BENSON MABEY
                                                     L. Benson Mabey
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                                       5

          STATE OF UTAH )
                               ) ss
COUNTY OF SALT LAKE )

     On the 20th day of May, 1987, personally appeared before me the above signers, who being by me duly sworn, severally declared that they are the persons who signed the foregoing Articles of Incorporation as incorporators, and that the statements contained therein are true.

                                          NOTARY PUBLIC
                                          Residing at Salt Lake City, Utah

My Commission Expires:
7-2-90

                            CERTIFICATE OF AMENDMENT
                                       TO
                          ARTICLES OF INCORPORATION OF
                      DIMENSION INDUSTRIES INC. (5527-87)

We, the undersigned President, and Secretary of Dimension Industries Inc., a Nevada corporation do hereby certify:

That the Board of Directors of Dimension Industries Inc., a Nevada corporation, at a meeting duly convened and held on the 7th day of October, 1988, adopted a resolution to amend the original Articles of Incorporation as follows:

Article I shall be amended to read as follows:

                                     "NAME

     The name of the Corporation is DIM Inc."

The number of shares outstanding in the Corporation is 1,366,250, all of which are entitled to vote on said proposed change to the Articles of Incorporation. All of Said shares are held by Dimension Industries Inc., a Utah corporation. By action of its Board of Directors, Dimension Industries Inc. (Utah) has voted to approve the change in the Articles of Incorporation of Dimension Industries Inc. (Nevada).

Signed:

JAMES BLACKBURN                        PETER N. WILLIAMS
James Blackburn, President             Peter N. Williams, Secretary

State of Utah
County of Salt Lake

     On October 7, 1988, Peter Williams, and James Blackburn did personally appear before me, and did execute the above instrument.

JULIE ANN SHORT

My Commission expires 24 August 1992

[NOTARY PUBLIC SEAL]

                            CERTIFICATE OF AMENDMENT
                                       TO
                          ARTICLES OF INCORPORATION OF
                                    DIM INC.
                           (NEVADA FILE NO. 5527-87)

We, the undersigned President, and Secretary of DIM, Inc., a Nevada corporation do hereby certify:

That the Board of Directors of DIM Inc., a Nevada corporation, at a meeting duly convened and held on the 4th day of June, 1991, adopted the following resolution:

Be it Resolved that Article I of the Articles of Incorporation of the Company be amended to read as follows:

                                    "NAME"

     The name of the Corporation is Belize-American Corp. Internationale.

The Board of Directors also called for a shareholders meeting to be held 19th day of June. At that shareholders meeting, there were 312,075 shares outstanding and eligible to vote at this meeting, of which 201,100 were present and voting either in person or by proxy. The shareholders unanimously approved the above change in the Articles of Incorporation.

Signed:
/s/JAMES BLACKBURN                   /s/DOUGLAS E BROWN
JAMES BLACKBURN, PRESIDENT           DOUGLAS E BROWN, SECRETARY

State of Utah
County of Salt Lake

On the 21st day of June, 1991, James Blackburn and Douglas E Brown, whom are personnally known to me to be the President and Secretary respectively of DIM

Inc. did appear before me and sign the foregoing.
/s/JOLENE STEVENS                    My commission expires 10/17/94
JOLENE STEVENS, NOTARY PUBLIC

NOTARY PUBLIC SEAL

STATE OF NEVADA SEAL

                            CERTIFICATE OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                     BELIZE AMERICAN, CORP. INTERNATIONALE

     We, the undersigned President and Secretary of Belize American, Corp. Internationale, a Nevada corporation, do hereby certify:

     That the Board of Directors of Belize American, Corp. Internationale, a Nevada corporation, at a meeting duly convened and held on the 3rd day of October, 1994 adopted the following resolutions to amend the Articles of Incorporation of said corporation, as follows:

     ARTICLE I of the Articles of Incorporation of the corporation shall be amended to read as follows: "The name of the Corporation is The American Energy Group, Ltd."

     ARTICLE IV, Section 4.01, of the Articles of Incorporation of the corporation shall be amended to read as follows:

             "4.01. Authorized Shares. The aggregate number of shares which the Corporation shall have the authority to issue is One-Hundred Million (100,000,000) divided into two (2) classes: Common Stock and Preferred Stock.

             "Common Stock. The number of shares of Common Stock which the Corporation shall have authority to issue is Eighty Million (80,000,000) shares, with par value of $0.001 per share.

             "Preferred Stock. The number of shares of Preferred Stock which the Corporation shall have authority to issue is Twenty Million (20,000,000) shares, with par value of $0.001 per share."

     The number of shares of Common Stock outstanding in the corporation as of October 31, 1994, was 5,212,312 shares, all of which were entitled to vote on said proposed amendments to the Articles of Incorporation. By special meeting of the stockholders held on October 31, 1994, said amendments were approved by 2,744,955 shares of the Common Stock, being a majority of said shares. Also, as such meeting, said proposed amendments were also approved by the persons entitled to a majority of the shares of Convertible Voting Preferred Stock, $.025 Non-Cumulative Dividend, being preferred stock of the corporation to be issued pursuant to the plan of exchange adopted by the corporation and Simmons Oil Company, Inc. a Texas corporation.

                                          BRADLEY J. SIMMONS
                                          BRADLEY J. SIMMONS, PRESIDENT

                                          ALBERT R.H. KENNEDY
                                          ALBERT R.H. KENNEDY, SECRETARY

         STATE OF TEXAS )
                               )
COUNTY OF FORT BEND )

     This instrument was acknowledged before me on the 16th day of November, 1994, by Bradley J. Simmons, as President of Belize American, Corp. Internationale, now, by this Certificate, The American Energy Group, Ltd., a Nevada corporation, on behalf of said corporation.

                                          KEN DOUCETTE
                                          Ken Doucette
                                          Notary Public, State of Texas

Certificate of Amendment to Articles of Incorporation -
Belize American Corp. Internationale                                      Page 1

[NOTARY PUBLIC SEAL]

         STATE OF TEXAS )
                               )
COUNTY OF FORT BEND )

     This instrument was acknowledged before me on the 16th day of November, 1994, by Gilbert R.H. Kennedy, as Secretary of Belize American, Corp. Internationale, now, by this Certificate, The American Energy Group, Ltd., a Nevada corporation, on behalf of said corporation.

                                          KEN DOUCETTE
                                          Ken Doucette
                                          Notary Public, State of Texas

[NOTARY PUBLIC SEAL]

Certificate of Amendment to Articles of Incorporation -
Belize American Corp. Internationale                                      Page 2